March 6, 1996





Securities & Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, DC 20549


Re: Current Report on Form 8-K

Dear Sir or Madam:

Transmitted for filing via EDGAR with this letter is a Current Report on Form 8-K (Date of Report: February 26, 1996) of Chiquita Brands International, Inc. (the "Company").

Please contact the undersigned at (513) 784-8616 if you have any questions.


Very truly yours,



/s/Barbara Wagner
Assistant General Counsel








                                   FORM 8-K



                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549




                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                       Date of Report (Date of Earliest

                      Event Reported): February 26, 1996




                     CHIQUITA BRANDS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)




New Jersey                        1-1550                    04-1923360

(State or other                  (Commission             (IRS Employer
jurisdiction of                 File Number)         Identification No.)
incorporation)



                  250 East Fifth Street, Cincinnati, Ohio 45202

                   (Address of principal executive offices)




Registrant's telephone number, including area code: (513) 784-8011





                   INFORMATION TO BE INCLUDED IN THE REPORT


Items 1, 2, 3, 4, 6 and 8 are not applicable and are omitted from this Report.


Item 5.     Other Events.

      The Company is making this filing in order to place the information contained herein on file with the Securities and Exchange Commission under the Securities Exchange Act of 1934. Reference is made to the Company's February 26, 1996 News Release reporting 1995 operating results, attached as Exhibit 7(c)99.1.

Item 7.     Financial Statements and Exhibits.

      (a)   Financial Statements of Businesses Acquired.

            Not Applicable.

      (b)   Pro Forma Financial Information.

            Not applicable.

      (c)   Exhibits

            99.1 News Release of the Company issued February 26, 1996.





                                  SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: March 5, 1996                        CHIQUITA BRANDS INTERNATIONAL, INC.
                                              By /s/ William A. Tsacalis
                                              William A. Tsacalis
                                              Vice President and Controller

                                   Exhibit 7(c) 99.1

         Chiquita Brands International, Inc. News Release

                      FOR IMMEDIATE RELEASE
                 CHIQUITA ANNOUNCES 1995 EARNINGS


CINCINNATI,  OHIO,      February  26,  1996  --  Chiquita  Brands
International, Inc. today announced 1995 operating results.

Earnings from  continuing operations for the  year ended December
31,  1995  before  unusual  and  non-recurring  items  were  $8.7 million, or $.01 per share, compared with a loss of $16.8 million
($.46 per share) in the prior year.

Chiquita's 1995 net income was $9.2 million, or $.02 per share, after including the following unusual and non-recurring items:

  - A net gain of $19 million ($.36 per share) from asset redeployments as part of a program to improve shareholder value through the divestiture of non-core operations and through cost reductions in the Company's core business.

  - A loss of $11 million ($.21 per share) from the Company's discontinued Meat Division operations, which were sold in December. This loss includes a $15 million non-cash charge for pension liabilities assumed by the buyer.

  - Extraordinary charges totaling $8 million ($.14 per share) from debt refinancings in connection with the Company's ongoing program to improve its balance sheet and reduce interest costs.

In 1994, the Company reported a net loss of $71.5 million ($1.51 per share) which included $67 million ($1.30 per share) of charges and losses resulting primarily from strike-related farm closings and writedowns in Honduras and the substantial reduction of the Company's Japanese "green" banana trading operations; $36 million ($.69 per share) of income from discontinued Meat Division operations; and a $23 million ($.44 per share) extraordinary charge from debt prepayments.

The 1995 results before unusual and non-recurring items reflect higher banana pricing in markets outside the European Union ("EU"), the favorable effect of foreign exchange on European sales, earnings improvements from other food products and reduced
net  interest expense.   These  favorable effects  were partially
offset by higher banana operating costs resulting from the implementation of the banana Framework Agreement between the EU,





Colombia and Costa Rica, higher paper costs, and lower EU banana prices late in the year. These lower EU prices were brought about by the inappropriate overissuance of special import licenses to European-based banana companies under the pretext of relief from hurricane damage sustained in the Caribbean.

Net sales for the year (excluding sales of  the discontinued Meat
Division) were $2.6 billion, compared to $2.5 billion for 1994.

For its 1995 fourth quarter, Chiquita reported a loss from continuing operations before unusual and non-recurring items of $42.9 million ($.83 per share) compared to a loss of $59.8 million ($1.18 per share) in the fourth quarter of 1994.

Net sales for the quarter were $595 million compared to $608 million for the same period in 1994.

Commenting on the year's results, Keith E. Lindner, President and Chief Operating Officer, stated: "1995 represented a year in which Chiquita improved its operating results in spite of the formidable and egregious obstacles presented by the EU's banana import regime and the related Framework Agreement. Progress is also being made in our program to improve shareholder value through asset redeployments and balance sheet deleveraging. We have completed sales of our Meat Division and other non-core operations and are continuing to work on further reductions in interest and operating costs. We are also pressing on all fronts in our fight to achieve equity for Chiquita and the Latin American banana industry through the re-establishment of a fair, equitable and transparent banana system consistent with international principles of free trade."

Chiquita is a leading international marketer, processor and producer of quality food products.

FOR FURTHER INFORMATION, PLEASE CONTACT:
Joseph W. Hagin  (513) 784-8866





                                 CHIQUITA BRANDS INTERNATIONAL, INC.
                                 SUMMARY OF CONSOLIDATED OPERATIONS
            FOR THE QUARTER AND TWELVE MONTHS ENDED DECEMBER 31, 1995 AND 1994
                                 (In thousands, except for per share amounts)

                                                       Quarter Ended               Twelve Months Ended
                                                        December 31,                   December 31,

                                                   1995             1994             1995         1994
                                              ---------        ----------        -----------   ----------
Net sales                                  $    595,199   $        608,334   $     2,565,992   $    2,505,826
                                              =========        ===========       ===========      ===========
Income (loss) from continuing operations
   before unusual, non-recurring and
   extraordinary items                     $    (42,947)  $        (59,838)  $         8,669   $      (16,811)
Unusual and non-recurring items                  13,500            (10,300)           19,300          (67,500)

Income (loss) from continuing               -----------        -----------        ----------       ----------
operations                                      (29,447)           (70,138)           27,969          (84,311)
Discontinued operations                         (14,548)            35,611           (11,197)          35,611
Income (loss) before                       ------------        -----------       -----------       ----------
  extraordinary item                            (43,995)           (34,527)           16,772          (48,700)
Extraordinary loss from debt
  refinancings                                   (2,847)                --            (7,560)         (22,840)

                                           ------------        -----------       -----------      -----------
Net income (loss)                          $    (46,842)  $        (34,527)  $         9,212   $      (71,540)
                                           ============        ===========       ===========       ==========
Less: dividends on Series A
  preferred stock                                (2,066)            (2,066)           (8,266)          (7,232)
                                            -----------        -----------        ----------       ----------

Net income (loss) on common
  shares                                   $    (48,908)  $        (36,593)  $           946   $      (78,772)
                                            ===========        ===========        ==========       ==========
Fully diluted earnings (loss) per share:
   - Before unusual, non-recurring and
     extraordinary items                         $ (.83)           $ (1.18)           $  .01            $(.46)
   - Unusual and non-recurring items                .25               (.20)              .36            (1.30)
   - Continuing operations                         (.58)             (1.38)              .37            (1.76)

   - Discontinued operations                       (.27)               .68              (.21)             .69
   - Income (loss) before
     extraordinary item                            (.85)              (.70)              .16            (1.07)
   - Extraordinary loss                            (.06)                --              (.14)            (.44)
   Net income (loss)                               (.91)              (.70)              .02            (1.51)
Weighted average number of common
   shares and equivalents                        53,923             52,316            53,761           52,033

Quarterly results are subject to significant seasonal variations and are not necessarily indicative of the results of operations for a full fiscal year.
/TABLE